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                                                              Exhibit (2)(j)(ii)

                          AMENDMENT TO CUSTODY CONTRACT

     Amendment dated August 16, 1999, by and between State Street Bank and Trust Company (the "Custodian") and Managed High Yield Plus Fund Inc. (the "Fund") to the custody contract between the Custodian and the Fund, dated June 22, 1998, as amended (the "Custody Contract").

     WHEREAS the Custodian serves as the custodian of the Fund's assets pursuant to the Custody Contract;

     WHEREAS the Fund may appoint one or more banks identified on Schedule A to this Amendment, as, amended from time to time, to serve as additional custodians for the Fund (each, a "Repo Custodian") for the purpose of the Fund's engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

     WHEREAS the Fund may direct the Custodian to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Custodian for the Fund pursuant to the Custody Contract for purposes of engaging in Tri-Party Repos; and

     WHEREAS the Custodian and the Fund desire to amend the Custody Contract to permit the Custodian to make "free delivery" of cash and other assets of the Fund to Repo Custodians from time to time;

     NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custody Contract by adding the following provisions thereto:

     1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Custodian shall deliver cash and/or other assets of the Fund to any account maintained for the Fund by a Repo Custodian listed on Schedule A, which delivery may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Custodian shall have no further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered. In preparing reports of monies received or paid out of the Fund or of assets comprising the Fund, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian's reports until such assets arc received by the Custodian.

     2. The Fund may amend Schedule A from time to time to add or delete a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Custodian. The term Special Instructions shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher. In all other respects, the Custody

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Contract shall remain in full force and effect and the Custodian and the Fund shall perform their respective obligations in accordance with the terms thereof.

     THIS AMENDMENT is executed to be effective as of the date set forth above.


                                      MANAGED HIGH YIELD PLUS FUND TNC.


                                      By: /s/ Keith A. Weller
                                          ---------------------------
                                      Name:    Keith A. Weller
                                      Title:   Vice President and
                                               Assistant Secretary


                                      STATE STREET BANK AND TRUST COMPANY


                                      By: /s/ Ronald E. Logue
                                          ---------------------------
                                      Name:    Ronald E. Logue
                                      Title:   Vice Chairman

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                                   SCHEDULE A

                             Dated: August 16, 1999

                                       to

              Amendment dated August 16, 1999, to Custody Contract
                            Of June 22, 1998, between
                     State Street Bank and Trust Company and
                        Managed High Yield Plus Fund Inc.


TRI-PARTY REPO CUSTODIAN BANKS


The Bank of New York
Chase Manhattan Bank


Authorized Signatures for Special Instructions:

     By: /s/ Keith A.Weller                    By: /s/ Diane O'Donnell
         ----------------------------------        -----------------------------
     Title: Keith A. Weller                    Title: Secretary & Vice President
            -------------------------------           --------------------------
            Vice President and Assistant
            Secretary
            -------------------------------
     Date:  as of 8/16/99                      Date:  as of 8/16/99
            -------------------------------           --------------------------

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